UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 19, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

           (904) 834-4400

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	COMS	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On February 23, 2021, COMSovereign Holding Corp. (the “Company”) announced the appointment of Martin R. Wade III as the Company’s Chief Financial Officer, effective February 20, 2021.

Mr. Wade, age 71, has spent 40 years advising senior management and boards of directors on more than 200 business strategy, acquisition, divestiture and restructuring projects.  Since 2007, Mr. Wade has been a Partner in Residence with Catalyst Acquisition Group, an investment firm focusing on the acquisition and restructuring of distressed companies in the United States and internationally. Since 2007, Mr. Wade also has been Chairman and Chief Executive Officer of Broadcaster, Inc., a company engaged in the internet service provider and applications businesses; since July 2019, Mr. Wade has been Chairman and Chief Executive Officer of VITA Mobile Systems, Inc. (OTC:VMSI), a technology company focusing on digital imaging in mobile devices, collection of big data and development of artificial intelligence; since September 2019, Mr. Wade has been Chairman and Chief Executive Officer of Madice.com., an ecommerce distributor of hemp-based CBD products; since October 2020, Mr. Wade has been Chairman and Chief Executive Officer of FOX Automotive USA, Inc., an electric vehicle manufacturer; and from August 2017 to January 2019, Mr. Wade was interim Chief Executive Officer of Payless Shoesource, Inc., a discount footwear retailer. Payless Shoesource, Inc. filed for Chapter 11 bankruptcy protection in February 2019. Since 2010, Mr. Wade has also been a director of MNG Enterprises, Inc., a company that owns media properties such as The Denver Post, San Jose Mercury News, Orange County Register and the Boston Herald. In addition, since October 2020, Mr. Wade has been a director of Oyster Enterprises Acquisition Corp. (NASDAQ: OSTRU), a special purpose acquisition company.  From 2001 to August 2020, Mr. Wade was a director of Pyxus International, Inc., formerly known as Alliance One International, LLC. (OTC: PYYX), an international leaf tobacco storage, sales and distribution company that filed for Chapter 11 bankruptcy protection in June 2020. Mr. Wade’s career includes holding senior-level positions with investment banking firms, including Lehman Brothers and Salomon Brothers, and serving as National Head of Investment Banking at Price Waterhouse LLP. Mr. Wade graduated from West Virginia University in 1971 with a B.S. in Business Administration and was commissioned as a 2nd Lt. in the U.S. Air Force. In 1975, Mr. Wade was honorably discharged from the USAF holding the rank of Captain. Mr. Wade also received an MBA degree from the University of Wyoming in 1975.

Pursuant to the terms of an Employment Agreement, dated as of February 19, 2021 (the “Employment Agreement”), between the Company and Mr. Wade, Mr. Wade will receive (i) an annual base salary of $225,000; (ii) an initial option grant of ten-year options to purchase 150,000 shares of the Company’s common stock for a purchase price of $4.70 per share, which options will vest on February 20, 2022; and (iii) the right to participate in all benefit plans offered to the Company’s senior executive officers.

The Employment Agreement also provides for certain severance benefits upon a termination by the Company without “cause” or by Mr. Wade for “good reason.” In the event of a termination by the Company without “cause” or by Mr. Wade for “good reason”, Mr. Wade would be entitled to (i) continued payment of his base salary for the lesser of six (6) months or the remaining term of the Employment Agreement, subject to Mr. Wade signing a timely and effective separation agreement containing a release of all claims against the Company and other customary terms.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Mr. Wade and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. Wade has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Wade and any other person pursuant to which he was selected as an officer of the Company.

Departure of Brian Mihelich

On February 23, 2021, the Company announced the departure of Brian T. Mihelich, the Company’s Chief Financial Officer, to pursue other interests, including spending more time with his family. Mr. Mihelich and the Company mutually decided that, while Mr. Mihelich will step down as Chief Financial Officer effective upon Mr. Wade joining the Company, Mr. Mihelich would remain as an employee of the Company through March 5, 2021, at which time he will become a consultant to the Company through March 19, 2021 to assist with the transition of his former duties as Chief Financial Officer to Mr. Wade and assist with the Company’s 2020 year-end audit.

On February 19, 2021, the Company and Mr. Mihelich entered into a separation agreement and general release pursuant to which Mr. Mihelich (i) will be paid his current base salary through March 5, 2021, and (ii) will be entitled to a lump sum severance payment in the amount of $50,000, which will be grossed up for federal and state income taxes. In addition, Mr. Mihelich will be entitled to a lump sum consulting payment in the amount of $50,000. As additional consideration for the covenants and agreements set forth in the separation agreement and general release, Mr. Mihelich will be entitled to retain all 216,667 shares of common stock that Mr. Mihelich was granted during his employment, including 33,333 unvested shares that do not vest until December 2, 2021.

Mr. Mihelich’s decision to resign as Chief Financial Officer was not related to any disagreements with the Company on any matter relating to its operations, policies or practices or any issues regarding financial disclosures, accounting or legal matters.

Item 8.01 Other Information.

On February 23, 2021, we issued a press release announcing the appointment of Mr. Wade as Chief Financial Officer and the departure of Mr. Mihelich. A copy of the press release is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of February 19, 2021 between COMSovereign Holding Corp. and Martin R. Wade III.

10.2	Severance Agreement and General Release dated as of February 19, 2021 between COMSovereign Holding Corp. and Brian T. Mihelich.

99.1	Press release dated February 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2021	COMSovereign Holding Corp.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chief Executive Officer

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